Exhibit (h)(3)
OFS CREDIT COMPANY, INC.

Common Stock (Par Value $0.001 Per Share)

AMENDMENT NO. 1 TO
EQUITY DISTRIBUTION AGREEMENT
This Amendment No. 1, dated March 16, 2021 (the “Amendment”), is to the Equity Distribution Agreement, dated January 24, 2020, by and among OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), on the one hand, and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) on the other hand (the “Equity Distribution Agreement”).
 WHEREAS, the OFS Entities and the Placement Agent have entered into the Equity Distribution Agreement pursuant to which from time to time during the term of the Equity Distribution Agreement, on the terms and subject to the conditions set forth therein, the Company may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $25,000,000; and
 WHEREAS, the OFS Entities and the Placement Agent desire to amend certain provisions of the Equity Distribution Agreement;
NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:
Amendment of Preamble. The second paragraph of the preamble to the Equity Distribution Agreement is replaced in its entirety with the following:
The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-234420 and 811-23299), relating to the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B of the Securities Act Regulations and all documents incorporated or deemed to be incorporated therein by reference is hereinafter referred to as the “Registration Statement.” The base prospectus included in the Registration Statement (including the information if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the

Securities Act Regulations), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus.” The prospectus supplement to be filed with the Commission pursuant to Rule 424 of the Securities Act Regulations and all documents incorporated or deemed to be incorporated therein by reference and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.
Amendment of Section 4(a). Section 4(a) of the Equity Distribution Agreement is replaced in its entirety with the following:
i.the Company has prepared and filed with the Commission the Registration Statement, including the Prospectus, for registration under the Securities Act of the sale of certain securities, including the Shares, from time to time by the Company. The Company has prepared and filed with the Commission the Prospectus relating to the Shares in accordance with Rule 424 of the Securities Act Regulations;
Amendment of Section 4(f). Section 4(f) of the Equity Distribution Agreement is replaced in its entirety with the following:
(f)     the Company, subject to the filing of the Prospectus under Rule 424 of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to consummate the transactions contemplated by this Agreement;
Amendment of Section 6(b). Section 6(b) of the Equity Distribution Agreement is replaced in its entirety with the following:
(b)    to prepare the Prospectus in a form approved by the Placement Agent and file such Prospectus with the Commission pursuant to Rule 424 of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 424 of the Securities Act Regulations and will provide evidence satisfactory to the Placement Agent of such timely filing; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Placement Agent copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Placement Agent may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
Amendment of Section 9(a). Section 9(a) of the Equity Distribution Agreement is replaced in its entirety with the following:
(a)    On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and after the Company:

1.(A) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities; or (B) files a Rule 424 filing (other than (i) a Rule 424 filing solely to update the amount of Placement Securities sold through the Placement Agent, Net Proceeds to the Company and the compensation payable by the Company with respect to such Placement Securities or (ii) a Rule 424 filing solely to update management’s estimate of the Company’s financial metrics as of the most recent month end (“Financial Metrics 424”)); and
2.files an annual report and semi-annual report on Form N-CSR and N-CSRS, respectively, and monthly reports on Form N-PORT, each quarter, as applicable (“Quarterly Report”), (each such date of filing of one or more of the documents referred to in clauses (i) and (ii) and any time of request by the Placement Agent shall be a “Representation Date”);
each of the Company, the Advisor and the Administrator shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibit E (each, an “Officer’s Certificate”) within five (5) Business Days of any Representation Date. The requirement to provide a certificate under this Section 9(a) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 9(a), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, each of the Company, the Advisor and the Administrator shall provide the Placement Agent with the applicable Officer’s Certificate, dated the date of the Placement Notice.
Amendment of Section 9(e). Section 9(e) of the Equity Distribution Agreement is replaced in its entirety with the following:
(e)    Within five (5) Company Days of the Company filing with the Commission a Financial Metrics 424, the Company shall cause to be furnished to the Placement Agents a CFO Certificate certifying the information included in the Financial Metrics 424, in a form and substance satisfactory to the Placement Agent.
Amendment of Section 9(k). Section 9(k) of the Equity Distribution Agreement is replaced in its entirety with the following:
i.All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
Waivers for Amendment; Consent. Each of the OFS Entities and the Placement Agent by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

No Other Amendments. Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.
Governing Law; Headings. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.
Counterparts and Electronic Signatures. This Amendment may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic or facsimile signature shall constitute an original signature for all purposes.
[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have caused this Amendment No.1 to Equity Distribution Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Very truly yours,

OFS CREDIT COMPANY, INC.

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey A Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

    [Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets
[Signature Page to Amendment No. 1 to Equity Distribution Agreement]